CONTACTS:	Berns Communications Group
Jessica Liddell/Melissa Jaffin
                                                212-994-4660
                                                jliddell@bcg-pr.com

FOR IMMEDIATE RELEASE

HAMPSHIRE GROUP ANNOUNCES KEY EXECUTIVE APPOINTMENT

Names Former HMX Executive Eric Prengel President of Men’s Division

New York, NY – October 12, 2010 – Hampshire Group, Limited (Pink Sheets: HAMP.PK; www.hamp.com), a leading provider of women’s and men’s fashion apparel, today announced that Eric Prengel has been named President of Hampshire’s Men’s Division, effective immediately.  In his new role, Mr. Prengel will be responsible for overseeing the growth and direction of the Company’s owned and licensed menswear brands including Scott James®, Geoffrey Beene®, Dockers®, JOE Joseph Abboud® and Alexander Julian Colours®. He will report directly to Heath Golden, Chief Executive Officer of Hampshire Group.

Mr. Prengel, 41, brings nearly two decades of expertise in developing and growing menswear brands, most recently as Executive Vice President of Global Business Development at HMX LLC (formerly Hartmarx Corporation).  In that position, Mr. Prengel oversaw the international development of all HMX brands, including Hickey Freeman, Hart Schaffner Marx, and Bobby Jones as well as all aspects of the domestic product license program.   Previously, he served as Group President of HMX Sportswear, responsible for the Sales, Design, Operations and Finance teams, where he successfully implemented strategic re-branding initiatives to re-energize brands such as Jack Nicklaus and Ted Baker.  Prior to that, Mr. Prengel held various leadership positions at Marc Ecko Enterprises, Polo Ralph Lauren and Kenneth Cole Menswear.  Mr. Prengel holds a degree in Fashion Marketing and Merchandising from LaSalle College.

“We are very pleased to welcome Eric to Hampshire,” said Mr. Golden.  “A seasoned menswear industry veteran with strong retail relationships, Eric has the leadership skills to develop, oversee and implement innovative strategies to drive growth in the business.  I am confident that his significant operating and retail expertise will be invaluable as we build on the solid foundation of our legacy men’s business.”

In his new role, Mr. Prengel replaces Mark Lepine, who has resigned from his position with the Company to pursue other interests.

About Hampshire Group

Hampshire Group, Limited is a leading U.S. provider of women’s and men’s fashion apparel.  Its customers include leading retailers such as JC Penney, Kohl’s, Macy’s, Belk and Dillard’s, for whom it provides trend-right, branded apparel. Hampshire’s owned brands include Scott James®, a contemporary menswear brand, Spring+Mercer®, its “better” apparel line, Designers Originals®, Hampshire’s first brand and still a top-seller in department stores, as well as Mercer Street Studio®, Requirements®, and RQT®.  Hampshire also licenses the Geoffrey Beene® and Dockers® labels for men’s sweaters, both of which are market leaders in their categories, and licenses JOE Joseph Abboud® for men’s sportswear and Alexander Julian Colours® for men’s tops.

Cautionary Disclosure Regarding Forward-Looking Statements
This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the Company's current views with respect to future events. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. Readers are urged to review and consider carefully the various disclosures made by the Company in its Form 10-K and other Securities and Exchange Commission filings, which advise interested parties of certain factors that affect the Company's business. Risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward looking statements include, but are not limited to, the following: economic cycles that affect consumer spending; decreases in business from or the loss of any of our key customers; financial instability experienced by our customers; loss or inability to renew certain licenses; the ability to anticipate consumer trends; use of foreign suppliers to manufacture our products; failure to deliver quality products in a timely manner; potential problems with our distribution system; labor disruptions; chargebacks and margin support payments; reliance on technology; failure to successfully compete; challenges integrating businesses we have or may acquire; unanticipated results from the resolution of tax matters; future defaults under our credit facility; loss of certain key personnel; investigations by the SEC and United States Attorney; material potential future restatements of our financial statements; the stockholders’ rights plan; and global, political and economic conditions; and ongoing and potential litigation.

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